UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013 (May7, 2013)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 7, 2013, Tenneco Inc. filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. The consolidated statements of cash flows and consolidated balance sheets for the first quarter of 2013 included in the Form 10-Q differ from the statements of cash flows and consolidated balance sheets attached to the Company’s first quarter 2013 earnings announcement dated April 29, 2013. In the statement of cash flows included in the Form 10-Q, $31 million of cash flow provided by financing activities has been reclassified to cash flow used by operating activities. In addition, $9 million of cash and cash equivalents has been reclassified to restricted cash on the balance sheet and a corresponding $9 million increase in restricted cash is reflected in investing activities in the statement of cash flows.

Net cash used by operating activities in the three months ended March 31, 2013 is $92 million, vs. $123 million shown in the Company’s earnings announcement; net cash used by investing activities is $83 million, vs. $74 million shown in the Company’s earnings announcement; and net cash provided by financing activities is $178 million, vs. $209 million shown in the Company’s earnings announcement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: May 7, 2013	By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and Chief Financial Officer